SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	June 1, 2004

CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 278-8464

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

99.1	Canyon Resources Corporation news release PR04-06 dated June 1, 2004.

Item 12. Results of Operations and Financial Condition

     The following information is furnished pursuant to Item 12 “Results of Operations and Financial Condition.”

     On June 1, 2004, Canyon Resources Corporation, a Delaware corporation, issued a news release announcing that the Company has rescheduled its Annual Meeting to July 14, 2004, and has filed an Amended Form 10-K for the fiscal year ended December 31, 2003.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: June 1, 2004	By:	/s/ Gary C. Huber Gary C. Huber Vice President-Finance

EXHIBIT INDEX

Exhibit
99.1	Canyon Resources Corporation news release PR04-06 dated June 1, 2004